PROGRESS PAYMENT AGREEMENT Dated February 25, 2025

Reference is made to Master Lease Agreement Number 36629-90000 dated July 20, 2020 (the “Agreement”), between Banc of America Leasing & Capital, LLC (“BALC”) and Casella Waste Systems, Inc. (“Customer”). Terms not otherwise defined herein have the meanings specified in the Agreement.
Pursuant to the provisions hereof and one or more proposal or approval letters between Customer and BALC (each, an “Approval Letter”), Customer may request from time to time that BALC lease or finance to or for the benefit of Customer under the Agreement the items of Equipment described in letters, schedules, invoices, purchase orders or purchase agreement assignments executed and/or delivered to BALC by Customer, and that BALC purchase or fund or finance Customer’s purchase of such items of Equipment from Vendors selected and designated by Customer. Such Vendors may require advance payments, progress payments or full payment, which Customer may request BALC to fund pursuant to a “Request for Advance” substantially in the form attached hereto as Annex A (collectively, “Advances”) for such Equipment on or before the delivery and acceptance thereof by Customer, pursuant to invoices, purchase orders or related documents, warranties or agreements with Vendors (“Purchase Agreements”). To induce BALC to make such Advances for such items of Equipment, and in consideration of Customer’s commitment to enter into the transactions contemplated by the Approval Letter, BALC and Customer agree as follows:
1.Customer shall execute and deliver to BALC a Request for Advance, in form and substance satisfactory to BALC, describing the amount of the Advance and the applicable items of Equipment. All Requests for Advances shall be submitted to BALC for review and approval on or before the expiration of any funding or utilization period specified in the Approval Letter (the “Utilization Expiration Date”) and shall not exceed in the aggregate the total amount provided in the Approval Letter for the purchase price or financing of the applicable Equipment (the “Maximum Amount”) unless otherwise agreed to in writing by BALC. BALC shall be under no obligation to fund any Advance unless: (a) the items of Equipment are of the type and value described in the Approval Letter and acceptable to BALC in its sole discretion; (b) there has occurred no Default or Event of Default under the Agreement; (c) no material adverse change has occurred in the operations, business, properties or condition, financial or otherwise, of the Customer or any Guarantor identified in the Approval Letter; (d) Customer has delivered to BALC, duly executed and in form and substance satisfactory to BALC, all documentation contemplated in this Progress Payment Agreement, the Approval Letter and the Agreement, together with all Related Agreements and such other documentation as may be reasonably required by BALC in its sole discretion (which may include, but not be limited to, the Purchase Agreements and assignments and Vendor acknowledgements thereof, disclaimers of interest or intercreditor agreements from Vendors or other creditors of Customer, and other documentation deemed necessary to confirm unencumbered ownership of the Equipment as contemplated in the Agreement) (“Required Documentation”); and (e) all other applicable conditions precedent specified in the Approval Letter and the Agreement have been satisfied.
2.Interest on all Advances shall accrue from the date of the Advance until the earlier of the date repaid in full following BALC’s demand as described below or the commencement (“Term Commencement”) of the applicable Lease Term pursuant to the Agreement relating to the item of Equipment that is the subject of such Advance. Interest on all Advances shall accrue at a fluctuating rate per annum equal to the Term SOFR Index, plus a spread adjustment of 0.11448%, plus 1.80%, such interest to be paid within 10 days of the date BALC’s invoice therefor is sent to the Customer in accordance with the notice provisions in the Agreement. “Term SOFR Index” shall mean the greater of (a) the per annum rate of interest equal to the one-month Secured Overnight Financing Rate (“Term SOFR”) as published by CME or such other administrator as selected by an appropriate regulatory body and reflected in the applicable Refinitiv screen page (or comparable source selected by BALC), on the fifteenth day of the month in which BALC prepares its monthly or periodic rental invoice hereunder (or the next prior business day if the fifteenth is not a business day) or (b) 1%. If at any time Term SOFR or any Successor Rate (as defined below) (a “Reference Rate”) is not available at such time for any reason or BALC makes the determination to incorporate or adopt a new interest rate index to replace such Reference Rate in loan or lease agreements, then BALC may replace such Reference Rate with an alternate interest rate index and adjustment, if applicable, as reasonably selected by BALC, giving due consideration to any evolving or then existing conventions for such interest rate index and adjustment (any such successor interest rate index, as adjusted, the “Successor Rate”). In connection with the implementation of any Successor Rate, BALC will have the right, from time to time, in good faith to make any conforming, technical, administrative or operational changes to this Progress Payment Agreement as may be appropriate to reflect the adoption and administration thereof and, notwithstanding anything to the contrary herein or in any other loan document, any amendments to this Progress Payment Agreement implementing such conforming changes will become effective upon notice to the Customer without any further action or consent of the other parties hereto. If at any time any Successor Rate is less than 1%, such rate shall be deemed to be 1% for the purposes of this Progress Payment Agreement. All interest hereunder shall be calculated on the basis of a year of 360 days and such interest shall be applied to the actual number of days for which interest accrues.

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3.BALC and Customer intend that, except as otherwise provided herein, Advances hereunder shall be converted to the “Lessor’s Cost” of Equipment under one or more Schedules to the Agreement. In the event that an Approval Letter is issued in relation to a requested Equipment financing, if Customer for any reason prior to the Utilization Expiration Date noted in the applicable Approval Letter does not either draw Advances hereunder relating to such requested Equipment financing, or finance such Equipment pursuant to a Schedule under the Agreement, in an aggregate amount of at least 50% of the Maximum Amount noted in the applicable Approval Letter, then, as compensation to BALC for its capital allocation costs associated with issuing such Approval Letter, Customer shall pay to BALC upon BALC’s demand therefor a non-utilization fee equal to 1% of the Undrawn Amount. For purposes hereof, “Undrawn Amount” shall mean an amount equal to 50% of such Maximum Amount set forth in the applicable Approval Letter, less the amount funded with respect to the Equipment financing described therein (pursuant to either Advances hereunder or a Schedule under the Agreement).
4.All Equipment purchased or financed by BALC with Advances shall for all purposes be deemed to be “Equipment” and part of the “Collateral,” as defined in and subject to all of the terms and provisions of the Agreement, including but not limited to terms and provisions concerning Customer’s use and maintenance thereof and any loss or damage to any Equipment. Customer’s obligations to repay Advances and interest thereon in accordance with the terms and provisions of this Progress Payment Agreement shall for all purposes be deemed to be additional “Rent” and “Obligations” secured by the “Collateral,” all as defined in and subject to all of the terms and provisions of the Agreement, including but not limited to terms and provisions concerning the absolute and unconditional nature of Customer’s Obligations to repay such amounts, that such Obligations shall not be subject to any abatement, deferment, reduction, setoff, defense, counterclaim or recoupment for any reason whatsoever, and that failure to pay such Obligations in accordance with the terms hereof shall constitute an immediate Event of Default under the Agreement.
5.Customer hereby further confirms the grant and conveyance provided in the Agreement, and hereby grants and conveys to BALC a continuing security interest in all of Customer’s rights, title and interests in and to the Equipment and the Collateral related thereto to secure the payment and performance of all of Customer’s Obligations owing to BALC, and acknowledges and agrees that BALC shall have all of the rights and remedies provided for in the Agreement with respect to such Equipment and Collateral upon the occurrence of an Event of Default.
6.BALC may demand immediate repayment of any outstanding Advance, together with accrued interest and a fee of 3% of such Advance, if the item of Equipment subject to such Advance suffers a Casualty prior to Term Commencement. BALC may also demand immediate repayment of all outstanding Advances, together with accrued interest and a fee of 3% of such Advances, and shall have no further obligation of any kind to make any Advances or enter into any Schedule under the Agreement if (a) for any reason, all of the Equipment described in the applicable Approval Letter has not been delivered to and accepted by Customer and made subject to a Schedule under the Agreement and all other Required Documentation upon the earlier of the applicable Utilization Expiration Date or 10 days after delivery to and acceptance by Customer of the final item of Equipment contemplated for leasing or financing under the Approval Letter; (b) any other condition precedent contemplated in the Agreement, the applicable Approval Letter or other agreement relating to the Equipment is not met or satisfied to BALC’s sole satisfaction by the Utilization Expiration Date; (c) Customer cancels its order or terminates any Purchase Agreement for any such Equipment; (d) Vendor fails or is unable to deliver any such Equipment pursuant to any Purchase Agreement, or to convey good and marketable title to the Equipment, free and clear of all liens, claims, security interests and encumbrances as required by the Agreement; (e) there occurs an Event of Default or any event or condition which, with notice or the passage of time or both would constitute an Event of Default under the Agreement; or (f) BALC shall determine, in its sole discretion and in good faith, that there has been a material adverse change in the operations, business, properties or condition, financial or otherwise of Customer or any Guarantor. Except upon any such demand by BALC or otherwise as may be specifically set forth herein, Advances may not be prepaid by Customer for any reason.
7.This Progress Payment Agreement shall be deemed a “Related Agreement” as defined in the Agreement, and is subject to all of the terms and provisions applicable to Related Agreements provided in the Agreement.

Casella Waste Systems, Inc. (Customer)
By:	/s/ Bradford J. Helgeson
Printed Name:	Bradford J. Helgeson
Title:	Executive Vice President and Chief Financial Officer

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Willimantic Waste Paper Co., Inc. (Customer)		Casella Mid-Atlantic, LLC (Customer)
By:	/s/ Bradford J. Helgeson	By:	/s/ Bradford J. Helgeson
Printed Name:	Bradford J. Helgeson	Printed Name:	Bradford J. Helgeson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

Oxford Transfer Station, LLC (Customer)		New England Waste Services of N.Y., Inc. (Customer)
By:	/s/ Bradford J. Helgeson	By:	/s/ Bradford J. Helgeson
Printed Name:	Bradford J. Helgeson	Printed Name:	Bradford J. Helgeson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

Casella Recycling, LLC. (Customer)		Casella Major Account Services, LLC (Customer)
By:	/s/ Bradford J. Helgeson	By:	/s/ Bradford J. Helgeson
Printed Name:	Bradford J. Helgeson	Printed Name:	Bradford J. Helgeson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

Casella Waste Management of N.Y., Inc (Customer)		Casella Waste Management, Inc (Customer)
By:	/s/ Bradford J. Helgeson	By:	/s/ Bradford J. Helgeson
Printed Name:	Bradford J. Helgeson	Printed Name:	Bradford J. Helgeson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

All Cycle Waste, Inc. (Customer)		Casella Waste Management of Massachusetts, Inc. (Customer)
By:	/s/ Bradford J. Helgeson	By:	/s/ Bradford J. Helgeson
Printed Name:	Bradford J. Helgeson	Printed Name:	Bradford J. Helgeson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

Pine Tree Waste, Inc. (Customer)		Waste-Stream, Inc. (Customer)
By:	/s/ Bradford J. Helgeson	By:	/s/ Bradford J. Helgeson
Printed Name:	Bradford J. Helgeson	Printed Name:	Bradford J. Helgeson
Title:	Vice President and Treasurer	Title:	Vice President and Treasurer

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BANC OF AMERICA LEASING & CAPITAL, LLC (BALC)		Casella Waste Management of Pennsylvania, Inc. (Customer)
By:	/s/ John P. White Sr.	By:	/s/ Bradford J. Helgeson
Printed Name:	John P. White Sr.	Printed Name:	Bradford J. Helgeson
Title:	Vice President	Title:	Vice President and Treasurer
		Accepted at	26/02/25 as of the date first above written.

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